Exhibit 99.1

 Investor Contact:

Bruce R. Foster, CFO
Asta Funding, Inc.
(201) 567-5648

Asta Funding Appoints Former Congressman Timothy Bishop as New Member to its Board

Englewood Cliffs, NJ (July 24, 2018) — Asta Funding, Inc. (NASDAQ: ASFI) (the “Company” or “Asta”), today announced that its Board of Directors (its “Board”) appointed Timothy Bishop as an independent director to the Board on July 19, 2018. The Board also appointed Mr. Bishop to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

“It is with great pleasure that Tim is welcomed as a valuable new member to our Board,” said Gary Stern, Asta chairman, president and CEO. “His input and enthusiasm will, no doubt, be helpful to the Company.”

Mr. Stern continued, “Tim brings a unique blend of business pragmatism and civic passion to the Board. In this challenging business environment, Tim's strategic instincts, strong values and commitment will serve the Company well.”

Mr. Bishop's experience includes serving Southampton College for 29 years, leaving the position of Provost in 2002 to make his first-ever run for office, when he was elected to represent New York’s 1st Congressional District in one of the closest elections in the nation. He was re-elected to the House of Representatives five times. Congressman Bishop graduated from Southampton High School and holds a BA in History from Holy Cross College in Worcester, Massachusetts and a Masters Degree in Public Administration from Long Island University. During his time in Congress, Mr. Bishop served on the House Budget Committee for 4 years, and served as either the Vice-Chair or Co-Chair of the Democratic Budget group for all twelve years he was in Congress. Additionally, Mr. Bishop served as the budget officer for Southampton College for approximately 22 years.

Mr. Bishop added, “I am honored that I have been asked to join the Board of Asta. Asta is clearly a well run and professional company. I am looking forward to working with the team and continuing its tradition of excellence.”

As previously disclosed, on June 5, 2018, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of the passing of Mr. Celano, former independent director of the Company, the Company had temporarily fallen out of compliance with the Nasdaq independent director and audit committee requirements set forth in Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A) (collectively, the “Rules”). On July 23, 2018, the Company received a letter from Nasdaq confirming that, with Mr. Bishop’s appointment to the Board and the Audit Committee, the Company had regained compliance with the Rules.

About Asta Funding, Inc.

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of three complementary business segments: Personal Injury Claims, Consumer Debt and Disability Advocacy. Founded in 1994 as a sub-prime auto lender, Asta now manages business units that include funding of personal injury claims through its wholly owned subsidiary, Simia Capital, LLC; acquiring and managing international distressed consumer receivables through its wholly owned subsidiary, Palisades Acquisitions LLC; and benefits advocacy through its wholly owned subsidiary, GAR Disability Advocates, LLC. For additional information, please visit our website at http://www.astafunding.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, the restatement of previously issued financial statements, the identified material weaknesses in our internal control over financial reporting and our ability remediate those material weaknesses, our ability to regain compliance with Nasdaq listing standards and maintain the continued listing of our securities on Nasdaq, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2016, and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.